UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported):  January 31, 2006

HEMACARE CORPORATION

(Exact name of registrant as specified in its charter)

California	000-15223	95-3280412
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

21101 Oxnard Street, Woodland Hills, CA 91367
(Address of principal executive offices) (Zip Code)

(818) 226-1968

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On January 31, 2006, HemaCare Corporation (the “Company”) entered into the third modification (the “Modification”) to the Loan and Security Agreement, dated November 19, 2002, as amended on March 22, 2004 and July 1, 2005, among the Company, Coral Blood Services, Inc. and Comerica Bank (the “Bank”).  The Modification provides for letters of credit to be issued by the Bank for the account of the Company in an amount not to exceed one million dollars.  As of September 30, 2005, the Company had no net borrowing on this line of credit and the Company had unused availability of $2,000,000.

The foregoing summary of the Modification is qualified in its entirety by the actual Modification attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

	Exhibit No.	Description
	99.1	Third Modification to Loan and Security Agreement among HemaCare Corporation, Coral Blood Services, Inc. and Comerica Bank, dated January 31, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2006	HEMACARE CORPORATION

	By	/s/ Robert S. Chilton
Robert S. Chilton,
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Third Modification to Loan and Security Agreement among HemaCare Corporation, Coral Blood Services, Inc and Comerica Bank, dated January 31, 2006